Exhibit 3.2.8

BY-LAWS

OF

THE R. W. PAGE CORPORATION

October 28, 1977

ARTICLE I

Shareholders

Section 1 - Place of Meetings:  Meetings of shareholders for any purpose may be held at such place within or without the State of Georgia as may be designated by the Board of Directors.

Section 2 - Annual Meeting:  The annual meeting of shareholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the company or at such other place as may be designated by the Board of Directors and specified in the notice of such meeting at such time and upon such date during the month of April in each year as the Board of Directors may determine.

Section 3 - Special Meetings:  Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, the President or by the Board or by a request in writing by persons who hold twenty five percent (25%) of all shares outstanding and entitled to vote in a election of directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 4 - Notice of Meetings:  Not less than ten (10) nor more than fifty (50) days before the date of the meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. The notice shall be given personally or by first class mail to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be addressed to the shareholder at his address as it appears on the stock transfer books of the Company.

Section 5 - Quorum: Adjournment:  The presence in person or by proxy of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Articles of Incorporation. When a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders unless a greater vote is required by law or the Articles of Incorporation. If a quorum shall not be present or represented those present in person or represented by proxy shall have the power to adjourn the meeting, from time to time, without notice if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4 to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6 - Proxies:  Any shareholder entitled to vote or express his consent or dissent at a meeting of shareholders may do so in person or may be represented by proxy, appointed by an instrument in writing, signed by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

Section 7 - Consent Without a Meeting:  Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

ARTICLE II

Shares

Section 1 - Form of Certificates and Signatures:  Each holder of shares is entitled to one or more certificates, signed by the President or other chief executive officer or a Vice President and the Secretary or an Assistant Secretary of the Company, which shall certify the number and class of shares held by him in the Company, but no certificate for shares shall be executed or delivered until such shares are fully paid. The signatures of such officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent, or is registered by a registrar, other than the Company itself or an employee of the Company. In case any officer has signed or whose facsimile signature has been placed upon a certificate still have ceased for any reason to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issue.

Section 2 - Transfer of Shares:  Shares of the Company, shall be transferrable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

Section 3 - Lost, Stolen or Destroyed Certificates:  The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner, or his legal representatives, to give the Company a bond containing such terms as the Board may require to protect the Company or any person injured by the execution and delivery of a new certificate.

Section 4 - Transfer Agents and Registrars:  The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signature of such transfer agents and registrars, or any of them. The Board shall have the authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Company.

Section 5 - Fixing a Record Date:  In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix, in advance, a record date, which shall not be more than fifty (50) days, and in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

ARTICLE III

Board of Directors

Section 1 - Authority:  Except where the law, the Articles of Incorporation, or these By-laws require action to be authorized or taken by shareholders, all of the authority of the Company shall be exercised by the directors.

Section 2 - Number of; Qualifications:  The number of directors which shall constitute the whole Board shall not be less than three (3), the exact number of which shall be fixed from time to time by a resolution adopted by a majority vote of the members of the entire Board or by the vote or written assent of the holders of shares at the time entitled to vote in the election of directors.

Section 3 - Election of Directors; Vacancies:  The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders, at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies in the Board, except a vacancy caused by the removal of a director or directors by action of the shareholders, the remaining directors, though less than a majority of the whole authorized number of directors, may, by a vote of a majority of their number, fill any such vacancy for the unexpired term.

Section 4 - Term of Office, Resignations:  Directors shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Company, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 5 - Meetings:  Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by these By-laws or the Board. Special meetings of the Board may be called by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors upon two (2) days notice before the meeting.

Section 6 - Quorum; Adjournment:  A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held,

whether or not a quorum is present, may adjourn the meeting to another time and place. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these By-laws otherwise expressly provided.

Section 7 - Appointment of Committees:  The Board of Directors, by resolution adopted by a majority of the directors then in office, may appoint such committees, in addition to the Executive Committee, as it may consider proper, and such committees shall exercise such power and duties as the Board from time to time may prescribe subject to the Articles of Incorporation, these By-laws and applicable laws.

Section 8 - Action Without a Meeting:  Any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of directors or of a committee, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all of the directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote.

Section 9 - Contracts:  No contract or transaction between the Company and one or more of its directors, or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for the reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if, the material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or, the material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such shareholders; or, the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee thereof which authorizes the contract or transaction.

ARTICLE IV

Executive Committee

Section 1 - Membership; Appointment:  The Board may appoint not less than three (3) directors who together shall constitute the Executive Committee. The directors may appoint one or more directors as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committe. Vacancies in the Executive Committee may be filled at any meeting of the Board.

Section 2 - Powers; Duties:  The Executive Committee shall advise with and aid the officers of the Company in all matters concerning its interests and the management of the business. When the Board is not in session, the Executive Committee shall have and may exercise all the powers of the Board, so far as may be delegated legally, with reference to the conduct of the business of the Company, except that the Executive Committee shall not have the authority of the Board in reference to:

(a)     Amending the Articles of Incorporation or the By-laws of the Company.

(b)     Adopting a plan of merger or consolidation.

(c)     The sale, lease, exchange or other disposition of all or substantially all of property and assets of the Company.

(d)     A voluntary dissolution of the Company or a revocation thereof.

Section 3 - Meetings:  Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix. Other meetings of the Executive Committee may be called by any member thereof either by oral, telegraphic or written notice not later than the day prior to the date set for such meeting. Upon request by any member, the Secretary shall give the required notice calling the meeting.

Section 4 - Quorum:  At any meeting of the Executive Committee, a majority of the members of the committee shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and, in any event, shall require not less than three (3).

Section 5 - Record of Meetings:  The Executive Committee shall appoint its Secretary who shall keep the minutes of the meeting of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board from time to time for their information.

ARTICLE V

Officers

Section 1 - Election and Designation of Officers:  The officers of the Company shall be President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion may elect a chairman of the Board of Directors who, when present, shall have such other powers as the Board and these By-laws shall prescribe There may also be one or more Assistant Secretaries and Assistant Treasurers, as may from time to time be elected to the Board. Any two offices may be held by the same person except the offices of President and Secretary. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 2 - Term of Office; Vacancies:  The officers of the Company shall hold office until the next organization meeting of the Board and until their successors are elected and qualified, or until their earlier resignation, removal from office or death. The Board, without prejudice to the contract rights of such officer, may remove any officer, elected or appointed by the Board, at any time with or without cause by a majority vote of the members of the Board then in office. The Board may fill any vacancy in any office occurring from whatever reason, may delegate one (1) or more officers any of the duties of any officer or officers and prescribe the duties of any officer.

Section 3 - Chairman of the Board-Duties:  The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall have such duties and powers as may be prescribed for him from time to time by the Board of Directors.

Section 4 - President; Duties:  The President shall perform the duties of the Chairman of the Board in the event of his absence or disability, or in the event a Chairman has not been designated by the Board, and he shall perform such duties as may be prescribed for him from time to time by the Board of Directors.

Section 5 - Vice President-Duties:  Each Vice President shall have the powers and duties incident to that office and shall have such other duties as may be prescribed from time to time by the Board of Directors. In case of the absence or disability of the President, or when circumstances prevent the President from acting, a Vice President of the Company shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order determined by the Board. Each Vice President may sign and execute on behalf and in the name of the Company bonds, contracts, instruments and documents authorized by the Board.

Section 6 - Secretary-Duties:  The Secretary shall attend all meetings of the shareholders and of the Board, and record all votes and the minutes of all proceedings in a book provided for that purpose, and, when required, he shall perform like duties for the standing committees if any, elected or appointed by the Board. The Secretary shall see that proper notice, when required, is given of all meetings of the shareholders and of the Board. The Secretary may sign with the Chairman of the Board, the President or any Vice President on behalf and in the name of the Company all contracts and other instruments authorized by the Board. The Secretary may sign or his facsimile signature, with that of the President or one of the Vice Presidents, may be used to sign certificates for shares of the capital stock of the Company. The Secretary shall keep in safe custody the seal of the Company and whenever authorized by the Board, shall attest and affix the seal to any contract or other instrument requiring the same. The Secretary shall keep in safe custody all contracts and such books, records and other papers as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours, and he shall in general perform all the duties usually incident to the office of Secretary, subject to the control of the Board.

Section 7 - Treasurer-Duties:  The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Company, and shall have the care and custody of all funds and securities of the Company and deposit such funds in the name of the Company in such bank or banks as the Board may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money and negotiable instruments of the Company, but no such instrument shall be signed in blank. He shall disburse the funds of the Company as may be ordered by the Board or the President. The Treasurer shall at all reasonable times exhibit the books and accounts to any director, and also, provided the Board or the President so orders, to any shareholder of the Company upon application at the office of the Company by such shareholder during business hours; and he shall give such bonds for the faithful performance of his duties as the Board or the President may determine, and he shall perform such other duties as may be incident to his office.

Section 8 - Other Officers-Duties:  The Assistant Secretaries and Assistant Treasurers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

ARTICLE VI

Compensation

The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, shall have authority to fix the compensation of directors and officers for services in any capacity.

ARTICLE VII

Indemnification

The Company shall indemnify all persons whom it may lawfully indemnify, to the full extent permitted by law.

ARTICLE VIII

Execution of Contracts, Vouchers, and Negotiable Instruments

The Board may authorize any of the officers of the Company or any person or persons, either singly or with another such officer or person as the Board may direct, to sign, on behalf and in the name of the Company, contracts, indentures, deeds, conveyances, leases, declarations, communications and other instruments and documents, and the Board may authorize any of the officers of the Company or any other person or persons, either singly or with another such officer or person as the Board may direct, to sign, on behalf and in the name of the Company, manually or by facsimile signature, checks, drafts, notes, bonds, debentures, bills of exchange and orders for the payment of money. In case any of the officers of the Company who shall have signed, or whose facsimile signature or signatures shall have been used, as aforesaid, upon any such document, instrument or security shall cease to be such officer of the Company before such document, instrument or security, upon due delivery or issuance thereof, shall be valid and effective as though the person or persons who signed or whose facsimile signature or signatures were used upon such document, instrument, or security had not ceased to be such officer of the Company.

ARTICLE IX

Authority to Transfer and Vote Securities

The Chairman of the Board, the President, and each Vice President of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized on behalf of the Company, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

ARTICLE X

Amendments

Except as otherwise provided by law, the By-laws of the Company may be adopted, amended or repealed by the vote or written assent of the holders of shares at the time entitled to vote in the election of any directors or by the vote or written assent of a majority of the members of the Board of Directors then in office, subject always to the power of the shareholders to change such action.